SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MANDALAY RESORT GROUP

(Exact name of registrant as specified in its charter)

Nevada	88-0121916
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada	89119 (Zip Code)
(Address of Principal Executive Offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class	Name of each exchange on which
to be so registered	each class is to be registered

Rights to Purchase Common Stock	New York Stock Exchange Inc.
Pacific Exchange

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED

     AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT. On August 2, 2004, Mandalay Resort Group (formerly Circus Circus Enterprises, Inc.) (the “Company”) and Wells Fargo Bank Minnesota, N.A., as rights agent (the “Rights Agent”), entered into an amendment ( “Amendment No. 3”) to the Rights Agreement, effective as of July 14, 1994, as amended by a first amendment to the Rights Agreement, effective as of April 16, 1996 and a second amendment to the Rights Agreement, effective as of June 15, 2004 (as so amended, the “Rights Agreement”). Amendment No. 3 provides that the rights issued under the Rights Agreement will expire on August 15, 2014.

     Amendment No. 3 to the Rights Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing summary of Amendment No. 3 is qualified in its entirety by reference to such exhibit.

     AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT. Also attached hereto, as Exhibit 2, and incorporated herein by reference is the second amendment to the Rights Agreement dated June 15, 2004 (“Amendment No. 2”). On June 16, 2004, the Company filed with the Securities and Exchange Commission on Form 8-A/A a copy of Amendment No. 2 dated June 16, 2004, an incorrect date. The references to the incorrect date in the June 16, 2004 Form 8-A/A are hereby amended to refer to June 15, 2004.

ITEM 2. EXHIBITS

1.	Amendment No. 3 to the Rights Agreement, dated as of August 2, 2004, among Mandalay Resort Group and Wells Fargo Bank Minnesota, N.A., as Rights Agent

2.	Amendment No. 2 to the Rights Agreement, dated as of June 15, 2004, among Mandalay Resort Group and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2004	MANDALAY RESORT GROUP

	By:	/s/ Les Martin

Les Martin Vice President, Chief Accounting Officer and Treasurer